Press Release                             405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact:Fred T. Grant, Jr.               For Immediate Release
        Senior Vice President - Finance       January 26, 2005


   RYAN'S REPORTS FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS


     GREER,  SOUTH  CAROLINA  - - Ryan's Restaurant  Group,  Inc.

(NASDAQ:RYAN)  today reported financial results  for  the  fourth quarter and fiscal year 2004.

     Fourth  quarter restaurant sales amounted to $193.5  million compared to $197.6 million during the comparable quarter of 2003.

Net  earnings were $9,233,000 for the fourth quarter of 2004  and

$12,399,000 for the fourth quarter of 2003.  Earnings  per  share

(diluted)  were 22 cents and 28 cents for the fourth quarters  of

2004 and 2003, respectively.

     For  the  year  ended  December 29, 2004,  restaurant  sales amounted  to  $827.0  million compared to $805.0  million  during

2003.   Net earnings were $48.0 million in 2004 and $49.8 million

in  2003.   Earnings  per  share (diluted)  were  $1.11  in  2004

compared to $1.14 cents in 2003.

     Commenting on the quarter, Charles D. Way, Chairman and  CEO

of   the   Company,  said,  "Our  fourth  quarter  was   impacted

principally  by  weak  sales  levels.   Total  restaurant   sales

deceased by 2%, and same-store sales decreased by 4%.  We believe that  sales  were  impacted principally by  continuing  uncertain economic  conditions  and high energy costs,  resulting  in  more careful spending and less restaurant visits by our customers.  In addition,  our December sales were adversely affected  by  severe winter  weather during the second half of the month  and  by  the

timing  of  Christmas.   We typically close  our  restaurants  on

Christmas  Eve  and Christmas Day, which fell on two  significant sales  days, Friday and Saturday, in 2004 compared to two  lesser sales days, Wednesday and Thursday, in 2003."

     Costs  were  well-controlled during  the  quarter,  although margins  were  significantly impacted by the weak  sales  levels.

Beef  costs,  which  have been very high during  the  first  nine months  of  2004,  improved during the fourth  quarter  and  were

essentially flat compared to the fourth quarter of 2003.   Store-

level  costs were impacted by higher electricity and  gas  costs,

and  general and administrative expenses were impacted  by  costs related  to Sarbanes-Oxley compliance.  Substantially  all  other margin  declines resulted principally from the impact  of  weaker sales levels on the fixed costs incurred at the restaurants, such as  manager pay, depreciation and many costs included  in  "other restaurant expenses"."

     As  we  look forward into 2005, we have recently  seen  some improvements  in our sales trends and are optimistic  that  these improvements  will continue throughout 2005.  Our new  operations leadership team is focused on building average unit sales and has implemented new staffing parameters in order to improve  customer

service.    Our  store  managers  are  actively  pursuing   local

marketing  opportunities designed to bring new customers  to  our

restaurants.   We  are  also upgrading the  curb  appeal  of  our

restaurants in order to improve their visibility and impact.  Our sales  comparisons will continue to be difficult during the first quarter, but become easier during the second quarter and forward.

Accordingly, we believe that it is very likely that we will  show positive  same-store  sales starting during the  second  quarter.

Sales growth during 2005 will also come from new restaurants  and

Fire  Mountain conversions.  We currently plan to build 17 to  21 new  restaurants,  including  4 to 6 potential  relocations,  and convert  20  to  25  existing restaurants to  our  Fire  Mountain brand."

     At  December  29,  2004, the Company owned and  operated  341 restaurants and was the franchiser of 7 restaurants.  As noted  in

Company's  annual  report on Form 10-K for the fiscal  year  ended

December  31,  2003  and  other filings with  the  Securities  and

Exchange Commission, the franchise relationship with the Company's sole franchisee is expected to end by no later than June 30, 2005.

     In  connection  with this press release,  members  of  Ryan's executive  management  will  be holding  a  conference  call  with investment analysts today at 4:00 p.m. ET.  The public can  listen to  a live webcast of this call by logging on to the web at either

www.ryansinc.com   or   www.prnewswire.com   and   following   the

appropriate links.

     Certain  matters discussed in this press release are forward-

looking  statements  within the meaning of the federal  securities laws  and  are subject to uncertainties and risks, including,  but not  limited  to, general economic conditions, including  consumer

confidence   levels;  competition;  developments   affecting   the

public's  perception  of  buffet-style  restaurants;  real  estate

availability;  food  and  labor  supply  costs;  food  and   labor

availability;  weather fluctuations; interest  rate  fluctuations;

stock market conditions; political environment (including acts  of terrorism and wars); legislative decisions involving tax issues by both federal and state governments; and other such risks described from  time  to  time  in  the Company's  reports  filed  with  the

Securities and Exchange Commission.

                  RYAN'S RESTAURANT GROUP, INC.


               CONSOLIDATED STATEMENTS OF EARNINGS

                           (Unaudited)

                       Quarter Ended             Year Ended
                December 29, December 31, December 29, December 31,
                    2004         2003         2004         2003
Restaurant sales $193,481,000 197,627,000  827,015,000 805,009,000
Cost of sales:
 Food and beverage 66,430,000  68,544,000  288,083,000 283,535,000
 Payroll and
     benefits      64,198,000  64,790,000  267,698,000 256,574,000
 Depreciation       8,592,000   8,457,000   34,194,000  32,503,000
 Other restaurant
     expenses      29,183,000  27,748,000  117,229,000 112,872,000
     Total cost of
       sales      168,403,000 169,539,000  707,204,000 685,484,000
General and
  administrative
    expenses       10,654,000  10,386,000   41,416,000  38,600,000
Interest expense    2,608,000   2,724,000   10,640,000  10,216,000
Revenues from
  franchised
    restaurants      (210,000)   (338,000)  (1,161,000) (1,503,000)
Other income, net    (905,000)   (946,000)  (2,602,000) (2,709,000)

Earnings before
  income taxes     12,931,000  16,262,000   71,518,000  74,921,000
Income taxes        3,698,000   3,863,000   23,529,000  25,098,000

     Net earnings  $9,233,000  12,399,000   47,989,000  49,823,000

Earnings per
  common share:
 Basic             $      .22         .30         1.15        1.18
 Diluted           $      .22         .28         1.11        1.14

Weighted-average
  shares:
 Basic              41,811,000  42,004,000  41,803,000  42,210,000
 Diluted            42,923,000  43,758,000  43,235,000  43,745,000


                  RYAN'S RESTAURANT GROUP, INC.


                   CONSOLIDATED BALANCE SHEETS

                                   December 29,   December 31,
                                       2004           2003
ASSETS                             (Unaudited)
Current assets:
 Cash and cash equivalents         $7,354,000      8,617,000
 Receivables                        4,639,000      4,293,000
 Inventories                        5,611,000      5,648,000
 Prepaid expenses                   1,016,000      1,758,000
 Deferred income taxes              5,094,000      5,150,000
  Total current assets             23,714,000     25,466,000

Property and equipment:
 Land and improvements            162,082,000    154,528,000
 Buildings                        480,781,000    449,561,000
 Equipment                        271,431,000    252,611,000
 Construction in progress          31,531,000     25,789,000
                                  945,825,000    882,489,000
 Less accumulated depreciation    295,852,000    264,339,000
  Net property and equipment      649,973,000    618,150,000

Other assets                       10,643,000      8,073,000
                                 $684,330,000    651,689,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                   5,963,000      7,080,000
 Current portion of long-term debt 18,750,000           -
 Income taxes payable                 910,000      1,288,000
 Accrued liabilities               43,291,000     42,090,000
  Total current liabilities        68,914,000     50,458,000
Long-term debt                    164,250,000    196,000,000
Deferred income taxes              47,527,000     42,824,000
Other long-term liabilities         6,970,000      5,467,000
  Total liabilities               287,661,000    294,749,000
Shareholders' equity:
 Common stock of $1.00 par value;
   authorized 100,000,000 shares;
   issued 41,890,000 shares in
   2004 and 41,843,000 shares
   in 2003                         41,890,000     41,843,000
 Additional paid-in capital         3,878,000      1,412,000
 Retained earnings                350,901,000    313,685,000
  Total shareholders' equity      396,669,000    356,940,000
Commitments and contingencies
                                 $684,330,000    651,689,000


                  RYAN'S RESTAURANT GROUP, INC.


              CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Unaudited)

                                           Year Ended
                                   December 29,   December 31,
                                      2004           2003

Cash flows from operating
  activities:
 Net earnings                     $47,989,000     49,823,000
 Adjustments to reconcile net
  earnings to net cash provided
  by operating activities:
   Depreciation and amortization   35,968,000     34,445,000
   Gain on sale of property and
     equipment                     (1,097,000)      (150,000)
   Tax benefit related to stock
     option programs                3,337,000      1,412,000
   Deferred income taxes            4,759,000      2,975,000
   Decrease (increase) in:
     Receivables                     (346,000)       717,000
     Inventories                       37,000       (529,000)
     Prepaid expenses                 742,000       (492,000)
     Income taxes receivable             -         2,739,000
     Other assets                  (2,206,000)    (1,130,000)
   Increase (decrease) in:
     Accounts payable                (617,000)    (3,816,000)
     Income taxes payable            (378,000)     1,288,000
     Accrued liabilities              701,000      6,342,000
     Other long-term liabilities    1,503,000        888,000
Net cash provided by operating
  activities                       90,392,000     94,512,000

Cash flows from investing
  activities:
 Proceeds from sale of property
  and equipment                     9,877,000      9,240,000
 Capital expenditures             (76,333,000)   (76,853,000)
Net cash used in investing
  activities                      (66,456,000)   (67,613,000)

Cash flows from financing
  activities:
  Net repayment of revolving
    credit facility               (13,000,000)  (106,000,000)
  Proceeds from issuance of
    senior notes                        -        100,000,000
  Debt issuance costs                (602,000)      (160,000)
 Proceeds from stock options
  exercised                         6,611,000      3,688,000
 Repurchases of common stock      (18,208,000)   (18,464,000)
Net cash used in financing
  activities                      (25,199,000)   (20,936,000)

Net increase (decrease) in cash
  and cash equivalents             (1,263,000)     5,963,000

Cash and cash equivalents -
  beginning of period               8,617,000      2,654,000

Cash and cash equivalents -
  end of period                    $7,354,000      8,617,000

Supplemental disclosures
Cash paid during period for:
 Interest, net of amount
   capitalized                    $10,723,000      9,914,000
 Income taxes                      16,488,000     17,262,000